Exhibit 5.1

April 14, 2026

To: The United States Securities and Exchange Commission

Brookfield Asset Management Ltd. (the “Company”)

We refer to the Company’s registration statement on Form F-10 (File No. 333-293350), as the same may hereafter be amended or supplemented.

In connection with the Prospectus Supplement of the Company dated April 14, 2026 (the “Prospectus Supplement”), we consent to the reference to our firm’s name under the heading “Legal Matters”, and consent to the use of our firm’s name and reference to our opinion under the heading “Certain Canadian Federal Income Tax Considerations”.

Yours truly,

/s/ Torys LLP